Exhibit 99.1

FOR IMMEDIATE RELEASE

Summary:             Mercantile Bankshares Corporation Announces

Quarterly Cash Dividend

BALTIMORE, MARYLAND, March 14, 2006 - Edward J. Kelly, III, Chairman of the Board, President and Chief Executive Officer of Mercantile Bankshares Corporation (Nasdaq: MRBK) announced that, at a meeting held today, the Directors declared a quarterly dividend of $0.26 per share on the common stock, payable March 31, 2006, to stockholders of record as of March 24, 2006.

Mercantile Bankshares Corporation, with more than $16 billion in assets, is a regional multibank holding company with headquarters in Baltimore, Maryland. Its member banks serve communities in Maryland, Washington, D.C., Northern Virginia, the Delmarva Peninsula and southern Pennsylvania from a network of more than 240 offices and more than 250 ATMs.  The Investment & Wealth Management division has assets in excess of $46 billion, with management responsibility for more than $20 billion.  Additional information is available at www.mercantile.com.

Contact:

David E. Borowy

Investor Relations

410-347-8361

david.borowy@mercantile.com